U.S. SECURITIES AND EXCHANGE COMMISSION
                               WASHINGTON, D.C.  20549

                                       FORM 8-K

                    CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
                       OF THE SECURITIES EXCHANGE ACT OF 1934

    Date of Report: July 9, 1998 (Date of Earliest Event Reported: July 7,
 1998)

                              GLOBAL MEDIA CORPORATION

 ______________________________________________________________________________
                        (Name of Registrant in its Charter)



         Nevada                        0-23491                   91-1842480

 ______________________________________________________________________________
  (State of Incorporation)      (Commission File No.)        (IRS Employer
 ID
  No.)


                                 83 Victoria Crescent
                             Nanaimo, BC, Canada V9R 5B9
                           _______________________________
                                (Registrant's address)


                                   (250) 716-9949
                          _________________________________
                            Registrant's Telephone Number

  Investor Relations Contact:

            Dean Meloni, Vice President of Operations
            Aaron Stone, Sr. Accounts Executive
            Global Media Corporation
            83 Victoria Crescent
            Nanaimo, BC, V9R 5B9
            Telephone: (888) 322-2282

  ITEM 5. Other Events

  On July 7, 1998, the Registrant issued a press release reporting the following events:

  Global Media Corp. is in the process of acquiring new technologies to aid in the distribution of entertainment based products including video tapes for home viewing, music compact discs, books and magazine subscriptions. This dissemination system uses the Internet to increase and enhance its opportunities world-wide.

  Global Media Corp. is a reporting company pursuant to the Securities Exchange Act of 1934, which filed its Form 10-SB with the U.S. Securities and Exchange Commission ("SEC") on December 12, 1997. Included were three years of audited financial statements that can be viewed on the Registrant's web site at www.globalmediacorp.com or on the SEC's EDGAR database. The Registrant also has a current interim financial report for the quarter ending April 30, 1998. The Registrant intends to list its shares for trading under the symbol GLMC on the OTC Electronic Bulletin Board after completing the process of review of its Form 10-SB by the SEC.

  Global Media Corp. continues to pay special attention to its existing distribution/communication media center. Global Media Corp. Also continues to implement technologies that will further add to the strength of its business plan. Global Media Corp. Is also continuing to acquire and develop through previously established Internet and Telephony marketing strategies the following:

  1. Global Media Corp. Has acquired a superior management team and is currently developing one of the most advanced, state of the art, internet ordering systems. This technologically advanced system will bring to the consumer the ability to easily order videos for home viewing, music compact discs and books from a vast selection of titles, authors and performers.

  Global Media Corp. will bring the pulse-point of the entertainment industry to the fingertips of the consumer with the click of a mouse. A comprehensive list of music compact discs will include music samples and video bits.

  Global Media's data study of Internet commerce concluded that customers with less dispensable income are more likely to purchase items, including videos for home viewing, books and music compact discs, valued at $25.00 or less. Global Media Corp. will incorporate an "on demand" inventory strategy as opposed to warehousing large inventories. Inventory will fluctuate with demand for specific items.

  Global Media Corp. will focus its marketing budget to television advertising campaigns and "infomercials." The Registrant's marketing strategy will include discounts on in-demand products, direct mail and e-mail campaigns in order to build and sustain revenues. Management believes that Global Media Corp. is uniquely positioned to reach potential customers through its Global Media Corp. Database management system in a continuing effort to market its products. Management's philosophy is "Once a customer, always a customer."

  2. Global Media Corp. will continue building its 24-hour fully integrated call center using Telephony, an advanced computer database program and the Internet. The existing database uses contact management software, which effectively distributes products designed specifically for world-wide distribution through the Internet as the basic format for its marketing methods. The Internet marketing strategy was incorporated into its business plan and continues to be the focus of Global Media Corp.

  3. Through its marketing methods, Global Media Corp. has generated over $6,000,000.00 CDN in Direct-to-Home satellite sales. Over 90% of these sales were achieved through using Telephony and Internet real-time and real-voice operators. Management believes that consumers generally are reluctant to use credit cards in an Internet transaction. To over come this reluctance, Management employs 24-hour response to consumer orders backed up by real-time operators who can respond to consumer inquiries. The call center will incorporate heavily encrypted software, which the Registrant's wholly owned subsidiary, Westcoast Wireless Cable, Ltd., has previously tested.

  4. Global Media Corp. is also developing its proprietary content based film and video libraries while negotiating the purchase of several existing film and video libraries. Management believes that producing its own content for distribution will enhance the Registrant's ability to generate revenues from its developed marketing strategy.

  Global Media Corp. has a Financial Services Business that assists junior small
  capitalization companies in achieving more exposure.   The Financial Services
  Business attempts to achieve exposure for its clients through multimedia information dissemination.
  A detailed overview can be viewed at www.globalmediacorp.com.

  SIGNATURES
  Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereto duly authorized.

  JULY 8, 1998

  GLOBAL MEDIA CORPORATION
  /s/ Michael Metcalfe
  MICHAEL METCALFE, President and Director